SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549




                              FORM 8-K

                           CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                Date of Report:  October 2, 2001



              Exact Name of
  Commission  Registrant        State or other   IRS Employer
  File        as specified      Jurisdiction of  Identification
  Number      in its charter    Incorporation    Number
----------  --------------    ---------------  --------------

  1-12609     PG&E Corporation  California       94-3234914

  1-2348      Pacific Gas and   California       94-0742640
              Electric Company




 Pacific Gas and Electric Company    PG&E Corporation
 77 Beale Street, P.O. Box 770000    One Market, Spear Tower, Suite 2400
 San Francisco, California  94177    San Francisco, California 94105

        (Address of principal executive offices) (Zip Code)


 Pacific Gas and Electric Company         PG&E Corporation
 (415) 973-7000                           (415) 267-7000

     (Registrant's telephone number, including area code)







Item 5. Other Events.

     On October 1, 2001, Pacific Gas and Electric Company (Utility), a subsidiary of PG&E Corporation, filed its monthly operating report for the month ended August 31, 2001, with the U.S. Bankruptcy Court for the Northern District of California. The Utility's monthly operating report includes an unaudited income statement for the month and an unaudited balance sheet dated as of the end of the month. These unaudited financial statements are attached as Exhibit 99 to this report. The monthly operating report also includes a statement of receipts and disbursements, as well as other information. The preliminary financial statements were prepared using certain assumptions and estimates that are subject to revision. Any adjustments for these estimates (based upon changes in facts and circumstances, further analysis, and other factors) will be reflected in the financial statements in the period during which such adjustments are made. These adjustments could have a material impact on reported results in the future.


Item 7. Financial Statements, Pro Forma Financial Information, and
Exhibits

Exhibit 99 - Pacific Gas and Electric Company Income Statement for the month ended August 31, 2001, and Balance Sheet dated August 31, 2001.









				        SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.



                              PG&E CORPORATION

                              By:
                                  -----------------------------
                                  CHRISTOPHER P. JOHNS
                                  Vice President and Controller



                              PACIFIC GAS AND ELECTRIC COMPANY

                              By:
                                  -----------------------------
                                  DINYAR B. MISTRY
                                  Vice President and Controller





Dated:  October 2, 2001